SUB-ITEM 77I

MFS Emerging Growth Fund, a series of MFS Series Trust II, established new classes of shares and re-designated classes of shares as described in the Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on March 30, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.